EQUIPMENT LEASE

     AGREEMENT, dated the 16th day of December, 1998, by and between MICHAEL O'REILLY, residing at 35 Tuthill Point Road, East Moriches, New York 1194, hereinafter referred to as "Lessor", and TRADE-WINDS ENVIRONMENTAL RESTORATION, INC., a domestic corporation, with offices at 100 Sweeneydale Avenue, Bay Shore, New York 11706, hereinafter referred to as "Lessee".

                                   WITNESSETH:

     WHEREAS, the Lessor is the owner of a 1985 42' custom Topaz powerboat named "DORADO" (Diesel-DL704502) ID #TPP80074A686; and

     WHEREAS, the Lessee is desirous of leasing the above described boat and the equipment attached thereto and more specifically described on Schedule "A" annexed to this Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. Lease. Lessee hereby leases from Lessor, and Lessor leases to Lessee, the personal property described (herein called "equipment").

     2. Rent. For the next twenty-four (24) months, the Lessee agrees to pay rent subject to the schedule set forth below: the sum of TEN THOUSAND ($10,000.00) DOLLARS per month for the first six (6) months commencing December 16, 1998 and the sum of FIVE THOUSAND ($5,000.00) DOLLARS per month for the next eighteen (18) months commencing June 16, 1999. The Lessee has the option to extend this lease for an additional one (1) year at a monthly


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rental of FIVE THOUSAND ($5,000.00) DOLLARS. In order to so exercise the option, the Lessee must notify the Lessor by November 1, 2000. The first rent payment is due when this lease is signed by the Lessor. All rent shall be paid to Lessor at his address set forth above, or as otherwise directed by Lessor in writing.

     3. Security Deposit. The Lessor may, but shall not be obliged to, apply the security deposit in the sum of THIRTY THOUSAND ($30,000.00) to cure any default of Lessee hereunder, in which event the Lessee shall promptly restore the security deposit to the full amount specified above. Upon termination of this lease and all renewals hereof, if Lessee has fulfilled all the terms and conditions hereof, the Lessor shall return to the Lessee any remaining balance of the security deposit actually made by Lessee.

     4. Use. The Lessee shall use the equipment in a careful manner and shall comply with all laws relating to its possession, use or maintenance.

     5. Labels. If Lessor supplies the Lessee with labels stating that the equipment is owned by the Lessor, Lessee shall affix and keep the same upon a prominent place on each item of equipment.

     6. Repairs. The Lessee, at its expense, shall keep the equipment in good repair and furnish all parts, mechanisms and devices required therefor.

     7. Alternations. The Lessee shall not make any


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alterations,  additions or  improvements  to the equipment  without the Lessor's prior written consent. All additions and improvements made to the equipment shall belong to Lessor.

     8. Surrender. Upon the expiration or earlier termination of this lease, the Lessee, at its expense, shall return the equipment in good repair, ordinary wear and tear resulting from proper use thereof alone excepted, by delivering it to such place as Lessor may specify.

     9. Loss and Damage. The Lessee shall bear the entire risk of loss, theft, damage or destruction of the equipment from any cause whatsoever, and no loss, theft, damage or destruction of the equipment shall relieve the Lessee of the obligation to pay rent or of any other obligation under this lease.

     In the event of damage to any item of equipment, the Lessee shall immediately place the same in good repair. If Lessor determines that any item of equipment is lost, stolen, destroyed or damaged beyond repair, the Lessee at the option of the Lessor shall:

          (a) replace the same with like equipment in good repair, or

          (b) pay Lessor in cash all of the following: (i) all amounts then owed by the Lessee to the Lessor under this lease; (ii) an amount equal to ten percent (10%) of the actual cost of said item, and (iii) the unpaid balance of the total rent for the


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     initial term of this lease attributable to said item. Upon Lessor's receipt of such payment, the Lessee shall be entitled to whatever interest the Lessor may have in said item, in its then condition and location, without warranty express or implied. The parties hereto agree that the sum of the amounts numbered (ii) and (iii) will equal the fair value of said item on the date of such loss, theft, damage or destruction and the remaining rent payment thereunder shall be reduced by such amount as is paid under item
     (iii) above prorated over the remaining term hereof.

     10. Insurance; Liens. Taxes. The Lessee shall provide and maintain insurance against loss, theft, damage or destruction of the equipment in an amount not less than $150,000.00 and a general liability policy which shall provide for $l,000,000.00 single limit coverage, with any loss payable to Lessor. Each policy shall expressly provide that said insurance, as to Lessor and its assigns, shall not be invalidated by any act, omission or neglect of Lessee. The Lessor may apply the proceeds of said insurance to replace or repair the equipment and/or to satisfy the Lessee's obligations hereunder. At Lessor's request, the Lessee shall furnish proof of said insurance.

     The Lessee shall keep the equipment free and clear of all levies, liens and encumbrances. The Lessee shall pay all charges and taxes (local, state and federal) which may now or hereafter be imposed upon the ownership, leasing, rental, sale, purchase,



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possession or use of the equipment,  excluding however, all taxes on or measured by the Lessor's income.

     If the Lessee fails to procure or maintain said insurance or to pay said charges and taxes, the Lessor shall have the right but shall not be obligated, to effect such insurance, or pay said charges and taxes. In that event, the Lessee shall repay to the Lessor the cost thereof with the next payment of rent.

     11. Indemnity. The Lessee shall indemnify the Lessor against, and hold the Lessor harmless from, any and all claims, actions, proceedings, expenses, damages and liabilities, including attorney's fee, arising in connection with the equipment, including, without limitation, its manufacture, selection, purchase, delivery, possession, use, operation or return and the recovery of claims under insurance policies thereon.

     12. Assignment. Without Lessor's prior written consent, the Lessee shall not assign, transfer, pledge, hypothecate or otherwise dispose of this lease or any interest therein.

     The Lessor may assign this lease and/or mortgage the equipment, in whole or in part, without notice to the Lessee; and its assignee or mortgagee may reassign this lease and/or such mortgager without notice to the Lessee. Each such assignee and/or mortgagee shall have all the rights but none of the obligations of the Lessor under this lease. The Lessee shall recognize each such assignment and/or mortgage and shall not assert against the


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assignee and/or mortgagee any defense,  counterclaim, or set-off that the Lessee may have against the Lessor. Subject to the foregoing, this lease insures to the benefit of and is binding upon the heirs, legatees, personal representatives, survivors and assigns of the parties hereto.

     13. Charter or Other uses of Equipment. The Lessee is hereby authorized to charter the subject equipment of this lease and to retain all of the proceeds of said charter or charters so long as (i) Lessee is in compliance with all of the terms and conditions of this lease; and (ii) that liability insurance with a minimum coverage of $1,000,000.00 is purchased naming Lessor.

     14. Late Charges and Interest. Should the Lessee fail to pay any part of the rent herein reserved or any other sum required to be paid to the Lessor by the Lessee, within ten (10) days after the due date thereof, the Lessee shall pay unto the Lessor a late charge of five cents ($.05) for each One Dollar ($1.00) of said monthly rent or other sum which shall be delinquent.

     15. Default. If the Lessee fails to pay any rent or other amount herein provided within ten (10) days after the same is due and payable, or if the Lessee fails to perform any other provision hereof within ten (10) days after the Lessor shall have demanded in writing performance thereof, or if any proceeding in bankruptcy, receivership or insolvency shall be commenced by or


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against the Lessee or its property,  or if the Lessee makes any  assignment  for the benefit of its creditors, the Lessor shall have the right, but shall not be obligated, to exercise any one or more of the following remedies: (a) to sue for and recover all rents and other amounts then due or thereafter accruing under this lease; (b) to take possession of any or all of the equipment, wherever it may be located, without demand or notice, without any court order or other process of law, and without incurring any liability to the Lessee, for any damages occasioned by such taking of possession; (c) to sell any or all of the equipment at public or private sale for cash or on credit and to recover from the Lessee all costs of taking possession, storing, repairing and selling the equipment, an amount equal to ten percent (10%) of the actual cost to the lessor of the equipment sold, and the unpaid balance of the total rent for the initial term of this lease attributable to the equipment sold, less the net proceeds of such sale; (d) to terminate this lease as to any or all items of equipment; (e) in the event the Lessor elects to terminate this lease as to any or all items of equipment, to recover from the Lessee as to each item subject to said termination the worth at the time of such termination of the excess, if any, of the amount of rent reserved herein for said item for the balance of the total hereof over the then reasonable rental value of said item for the same period of time; (f) to pursue any other remedy now or hereafter existing at


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law or in equity.

     Notwithstanding any such action that the Lessor may take, including taking possession of any or all of the equipment, the lessee shall remain liable for the full performance of all its obligations hereunder, provided, however, that if the lessor in writing terminates this lease, as to any item of equipment, the Lessee shall not be liable for rent in respect of such item accruing after the date of such termination.

     In addition to the foregoing, the Lessee shall pay Lessor all costs and expenses, including reasonable attorneys' fees, incurred by the Lessor in exercising any of its rights or remedies hereunder.

     16. Notices. Any written notice or demand under this agreement may be given to a party by mailing it to the party at the address set forth above, or at such address as the party may provide in writing from time to time. Notice of demand so mailed shall be effective when deposited in the United States mail, duly addressed and with postage prepaid.

     17. Multiple Lessees. If more than one Lessee is named in this lease, the liability of each shall be joint and several.

     18. Choice of Law. The lease shall be governed by and construed in accordance with the laws of the State of New York.

     19. Ownership. The equipment is, and shall at all times remain, the property of the Lessor; and the Lessee shall have no



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right,  title or interest  therein or thereto  except as expressly  set forth in this lease.

     20. Entire Agreement; Waiver. This instrument constitutes the entire agreement between the Lessor and the Lessee. Waiver by the Lessor or any provision hereof in one instance shall not constitute a waiver as to any other instance.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.



                                             /S/ MICHAEL O'REILLY
                                             -----------------------------------
                                                 MICHAEL O'REILLY


                                             TRADE-WINDS ENVIRONMENTAL
                                                   RESTORATION

                                         By: /s/ Alan W. Schoenbart
                                             -----------------------------------


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